Exhibit 4.15

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT is made as of the 24th day of August, 2010.

BETWEEN:

TANZANIAN ROYALTY EXPLORATION CORPORATION, of Suite 404 – 1688 152nd Street, South Surrey, British Columbia, V4A 4N2

(the “Issuer”)
OF THE FIRST PART

AND:
JAMES E. SINCLAIR, of 99 Amenia Union Road, Sharon, Connecticut, U.S.A., 06069
Telephone:                       (860) 364-1830
E-mail: trechairman108@mac.com

(the “Purchaser”)
OF THE SECOND PART

WHEREAS:

A.                      The Issuer’s common shares are listed on The Toronto Stock Exchange and the NYSE Alternext US LLP (collectively, the “Exchanges”) and the Issuer is subject to the regulatory jurisdiction of the Exchanges and each of the British Columbia, Alberta and Ontario Securities Commissions (collectively, the “Commissions”);

B.                      The Purchaser presently holds 2,355,267 common shares of the Issuer.

1.                      SUBSCRIPTION

1.1                      The Purchaser hereby subscribes for and agrees to purchase from the Issuer 144,430 common shares in the capital stock of the Issuer (the “Shares”), at a price of $5.539 per Share, which is the greater of  the closing price of the Issuer’s common shares on the Toronto Stock Exchange on August 23, 2010 of $5.50 and the five-day weighted-average trading price of the Issuer’s common shares on the Toronto Stock Exchange for the period August 17–23, 2010 of $5.539.  Total consideration is $800,000.   If the closing price on the Toronto Stock Exchange of the Company’s shares on the date of closing is greater than the above, the share price and number of shares to be issued will be adjusted to reflect the higher price.

1.2                      This is a subscription only and will not become an agreement between the Issuer and the Purchaser, until this subscription is accepted by the Issuer upon its signing this subscription in the space below.  The Issuer will have the right to accept this offer (in whole or in part) at any time at such Closing Date.  A reference to this “Subscription Agreement” or this “Agreement” in this subscription refers to this subscription and the agreement formed on acceptance by the Issuer.  The Purchaser waives the necessity for the Issuer to communicate acceptance of this subscription and acknowledges that this subscription will become a binding agreement on acceptance by the Issuer.

1.3                      The Purchaser shall pay for the Shares upon its execution of this Subscription Agreement by delivery in accordance with the provisions of Section 3.2 below, or shall make payment in such other manner as is acceptable to the Issuer, failing which the Issuer shall have the right to rescind this Subscription Agreement, in addition to any other legal rights it may have.

2.                      ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES

2.1                      The Purchaser acknowledges, represents and warrants, as at the date hereof and as at each Closing Date, that:

(a)	the Purchaser is resident in the jurisdiction specified on the face page of this Subscription Agreement;

(b)
no prospectus has been filed by the Issuer with the Commissions in connection with the issuance of the Shares, the issuance is exempted from the prospectus requirements of the Securities Acts of Alberta, British Columbia and Ontario and the respective rules and regulations thereto (hereinafter collectively referred to as the “Applicable Securities Laws”), and that:

(i)	the Purchaser is restricted from using most of the civil remedies available under the Applicable Securities Laws;

(ii)	the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under the Applicable Securities Laws; and

(iii)	the Issuer is relieved from certain obligations that would otherwise apply under the Applicable Securities Laws;

(c)           the Purchaser acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(ii)           there is no government or other insurance covering the Shares;

(iii)           there are risks associated with the purchase of the Shares; and

(iv)
there are restrictions on the Purchaser’s ability to resell the Shares and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Shares; and

(v)
the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the Applicable Securities Laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Purchaser;

(d)	the Purchaser is purchasing the Shares as principal for his own account and not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Shares;

(e)
the Purchaser is a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer and is an “accredited investor” as that term is defined in Rule 505 of Regulation D of the United States Securities Act of 1933, as amended, and in such case has completed the U.S. Accredited Investor Questionnaire attached as Schedule “A”;

(f)	the representations, warranties and statements of fact made by the Purchaser herein are true and correct as of the date hereof and will be true on each Closing Date;

(g)	the Shares were not offered to the Purchaser through an advertisement in printed media of general and regular paid circulation, radio or television or any other form of advertisement;

(h)	the offer made by this subscription is irrevocable and requires acceptance by the Issuer and the approval of the Exchanges;

(i)
the Shares (sometimes hereinafter referred to as the “Securities”) have not been, and will not be, registered under the United States Securities Act of 1933, as amended.  Accordingly, any offer or sales in the United States or to such nationals or residents thereof must be pursuant to the registration requirements of the Securities Act of 1933, as amended, or an exemption therefrom.  The Issuer does not make any representation with respect to, nor has it assumed any responsibility for, the registration of the Securities or the availability of any such exemption; and the Issuer does not make any representation as to when, if at any time, the Securities may be resold in the United States or to such nationals or residents thereof;

(j)	this subscription has not been solicited in any manner contrary to Applicable Securities Laws or the United States Securities Act of 1933, as amended;

(k)	no person has made to the Purchaser any written or oral representation:

(i)	that any person will resell or repurchase any of the Securities;

(ii)	that any person will refund the purchase price of any of the Securities; or

(iii)	as to the future price or value of any of the Securities;

(l)
the Purchaser is not a “control person” of the Issuer as defined in the Applicable Securities Laws and will not become a “control person” by virtue of the purchase of the Securities and does not intend to act in concert with any other person to form a control group;

(m)
the Purchaser has no knowledge of a “material fact” or “material change” (as those terms are defined in the Applicable Securities Laws) in the affairs of the Issuer that has not been generally disclosed to the public, save knowledge of this particular transaction;

(n)
the purchase of the Securities has been privately negotiated and arranged and the Purchaser has been invited and afforded the opportunity to conduct a review of all of the Issuer’s affairs and records in order that the Purchaser may be properly and fully aware of all of the facts relevant to the Issuer’s affairs;

(o)	the Purchaser has sought and obtained independent legal advice regarding the purchase and re-sale of the Securities under the Applicable Securities Laws;

(p)
unless the Purchaser is otherwise exempted under the Applicable Securities Laws, the Securities must be unconditionally held for a period of four (4) months from the applicable Closing Date upon which the Securities are issued, except as may be otherwise permitted by the Applicable Securities Laws and the Securities will be subject to resale restrictions pursuant to Rule 144 promulgated under the United States Securities Act of 1933;

(q)	resale of the Securities will be subject to additional resale restrictions beyond the hold periods described immediately above if:

(i)
the Purchaser is an insider of the Issuer, other than a director or officer, and has not filed all insider trading reports or personal information forms required to be filed under the Applicable Securities Laws;

(ii)
the Purchaser is a director or officer of the Issuer and has not filed all insider trading reports or personal information forms required to be filed under the Applicable Securities Laws or the Issuer has not filed all records required to be filed under Part 12 (continuous disclosure) of the Applicable Securities Laws;

(iii)	the Purchaser is, or subsequently becomes, a control person within the meaning of the Applicable Securities Laws;

(iv)	any unusual effort is made to prepare the market or create a demand for the securities; or

(v)	an extraordinary commission or consideration is paid in respect of the trade;

(r)
the certificates representing the Securities will contain a legend or legends denoting restrictions on transfer as referred to herein and, where applicable, the resale restrictions under Rule 144 of the United States Securities Act of 1933;

(s)
the Purchaser has the legal capacity and competence to enter into and to execute and deliver this Subscription Agreement and to take all actions required pursuant hereto and has obtained all necessary approvals in respect thereof;

(t)
the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound; and

(u)
this Subscription Agreement has been duly executed and delivered by the Purchaser and constitutes a valid obligation of the Purchaser legally binding upon the Purchaser and enforceable against the Purchaser in accordance with its terms.

2.2                      The representations, warranties, covenants and acknowledgments of the Purchaser contained in this Subscription Agreement are made by the Purchaser with the intent that they may be relied upon by the Issuer in determining the Purchaser’s eligibility to purchase the Shares hereunder and the Purchaser hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which it may suffer or incur, caused or arising from its reliance thereon and the Purchaser further agrees that by accepting the Shares, the Purchaser shall be representing and warranting that such representations, warranties, covenants and acknowledgments are true as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the Closing Date and that they shall survive the purchase by the Purchaser of the Securities and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Securities.

2.3                      The Issuer represents and warrants as at the date hereof and as at each Closing Date, that:

(a)	the Issuer and its subsidiaries, if any, are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdiction of their incorporation;

(b)	the Issuer will reserve or set aside sufficient shares in the treasury of the Issuer to issue the Securities;

(c)	the Issuer is a “reporting issuer” as defined under the Applicable Securities Laws, and is not on the list of defaulting issuers maintained by the Commissions;

(d)
the Issuer will on each Closing Date, be a “qualifying issuer”, as that term is defined under Multilateral Instrument 45-106, and will, prior to the first Closing Date have filed a current Annual Information Form with the Commissions;

(e)
the Issuer shall use its best efforts to diligently seek and obtain the acceptance for filing of this Subscription Agreement by the Exchanges and will make all filings necessary to obtain the exemptions from registration and prospectus requirements available under the Applicable Securities Laws respectively in respect of the transaction contemplated hereby;

(f)
the issuance and sale of the Securities by the Issuer does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Issuer is a party; and

(g)
this Subscription Agreement has been duly authorized by all necessary corporate action on the part of the Issuer and constitutes a valid obligation of the Issuer legally binding upon it and enforceable in accordance with its terms.

3.                      CLOSING DATE

3.1                      The closing of the transaction contemplated by this Subscription Agreement will take place within five business days of the receipt by the Issuer of final acceptance for filing by the Exchanges of this Subscription Agreement (the date of closing being referred to herein as the “Closing Date”).

3.2                      Upon execution of this Subscription Agreement, the Purchaser shall deliver to the Issuer a certified cheque or banker’s draft for the total purchase price of the Shares or wire transfer the funds to a mutually acceptable escrow agent.

3.3                      On the Closing Date, the Issuer will deliver to the Purchaser, against payment for the Shares, the certificate representing the Shares registered in the name of the Purchaser or the Purchaser’s nominee.

3.4                      On the Closing Date, the Issuer will deliver to the Purchaser such copies of approvals or other documents as the Purchaser may reasonably request.

3.5                      The acknowledgments, representations and warranties of the Purchaser and the Issuer herein shall survive the Closing Date.

3.6                      The acknowledgments, representations and warranties of the Purchaser and the Issuer herein shall survive the Closing Date.

4.                      HOLD PERIODS

4.1                      The Purchaser acknowledges that the Shares may not be traded in British Columbia, Alberta or Ontario for a period of four months from the Closing Date upon which the Shares are issued, except as may be otherwise permitted by the Applicable Securities Laws.  The certificates representing the Securities will contain a legend denoting the restrictions on transfer imposed by the Applicable Securities Laws and the Exchanges, and where applicable, Rule 144 of the United States Securities Act of 1933.  The Purchaser agrees to sell, assign or transfer the Shares only in accordance with the requirements of the Applicable Securities Laws and the Exchanges.

4.2                      The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and the Issuer is not in any manner responsible) for complying with such restrictions.

5.                      INDEMNITY

5.2                      The Purchaser agrees to indemnify and hold harmless the Issuer, and its directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation commenced or threatened or any claim whatsoever arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Issuer in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Issuer in connection herewith.

6.                      MISCELLANEOUS

6.1                      Upon acceptance of the subscription contained herein by the Issuer, this Subscription Agreement shall constitute a valid and binding agreement between the parties, subject only to the approval thereof by the Exchanges.

6.2                      Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

6.3                      The parties to this Subscription Agreement will execute and deliver all such further and other deeds, documents and assurances, and will perform all such further and other acts as may, in the opinion of counsel for the Issuer, be necessary for the purposes of giving effect to or perfecting the transaction contemplated by this Subscription Agreement.

6.4                      This Subscription Agreement constitutes the entire agreement between the parties and there are no representations, warranties or collateral agreements, express or implied, other than as expressly set forth herein.

6.5                      The parties to this Subscription Agreement may amend this Subscription Agreement only in writing.

6.6                      Time is of the essence of this Subscription Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

6.7                      This Subscription Agreement will be governed by and construed in accordance with the laws of British Columbia and the parties hereby irrevocably attorn to the jurisdiction of the Courts of such Province.

6.8                      This Subscription Agreement may not be assigned by any party hereto.

6.9                      A party to this Subscription Agreement will give all notices to or other written communications with the other party to this Subscription Agreement concerning this Subscription Agreement by hand or by registered mail addressed to the address given above.

6.10                      This Subscription Agreement shall enure to the benefit of and is binding upon the parties to this Subscription Agreement and their successors.

6.11                      This Agreement requires the Purchaser to provide certain personal information to the Issuer.  Such information is being collected by the Issuer for the purposes of completing the Private Placement, which includes, without limitation, determining the Purchaser’s eligibility to purchase the Shares under applicable securities legislation, preparing and registering certificates representing the Shares to be issued to the Purchaser and completing filings required by any stock exchange on which the Issuer’s securities are listed or any applicable securities regulatory authority having jurisdiction.  The Purchaser’s personal information will be delivered by the Issuer to and is being collected indirectly by: (a) stock exchanges on which the Issuer’s securities are listed for the purposes of  conducting background checks, verifying the personal information provided, conducting enforcement proceedings, or performing other investigations as required by or to ensure compliance with all applicable rules and policies of such exchanges; (b) securities regulatory authorities having jurisdiction over the Issuer for the purposes of the administration and enforcement of applicable securities legislation; (c) the Issuer’s registrar and transfer agent for the purposes of the issuance of the securities and maintenance and administration of the central register of shareholders of the Issuer; and (d) any of the other parties involved in the Private Placement for the purposes of completing the transaction.  By executing this Agreement, the Purchaser is deemed to be consenting to the foregoing collection, use and disclosure of the Purchaser’s personal information.  The Purchaser also consents to the Issuer’s filing of copies or originals of any of the Purchaser’s documents described in this Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.  If the Purchaser is a resident of Ontario, for questions about the collection of personal information by the Ontario Securities Commission, please contact the Administrative Assistant to the Director of Corporate Finance, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, ph: (416) 593-8086.

6.12                      The Purchaser confirms that the funds representing the Purchaser’s subscription funds which will be advanced by the Purchaser to the Issuer hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (“PCA”), and the Purchaser acknowledges that the Issuer may in the future be required by law to disclose the Purchaser’s name and other information relating to this Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PCA.  To the best of the Purchaser’s knowledge (i) the Purchaser’s Subscription Funds: (A) have not been nor will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, and (B) are not being tendered on behalf of a person or entity who has not been identified to the Issuer; and (ii) the Purchaser will promptly notify the Issuer if the Purchaser discovers that any of such representations ceases to be true, and will provide the Issuer with appropriate information in connection therewith.

6.13                      The Issuer shall be entitled to rely on delivery of a facsimile copy of this Subscription Agreement, and acceptance by the Issuer of a facsimile copy of this Subscription Agreement shall create a legal, valid and binding agreement between the Purchaser and the Issuer in accordance with its terms.

6.14                      This Subscription Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed and delivered this Subscription Agreement as of and from the date first above written.

Purchaser:

JAMES E. SINCLAIR

signed	signed

Witness                                                                                 Signature

99 Amenia Union Road
Sharon, Connecticut, USA 06069
Address

ACCEPTED BY the Issuer as of and from the date first above written.

TANZANIAN ROYALTY EXPLORATION CORPORATION

By:           signed
       Authorized Signatory

SCHEDULE “A”

U.S. ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned Purchaser understands and agrees that the Shares of Tanzanian Royalty Exploration Corp. (the “Issuer”) have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or applicable state securities laws, and the Shares are being offered and sold by the Issuer to the Purchaser in reliance upon Rule 506 of Regulation D under the 1933 Act.

The undersigned represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing) to the Issuer (and acknowledges that the Issuer is relying thereon) that:

(a)
it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, and risks of the investment and it is able to bear the economic risk of loss of the investment;

(b)
it is purchasing the Shares for its own account or for the account of one or more persons for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Shares in the United States; provided, however, that the Purchaser may sell or otherwise dispose of any of the Shares pursuant to registration thereof pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(c)
it, and if applicable, each person for whose account it is purchasing the Shares satisfies one or more of the categories of “accredited investor” indicated below (the Purchaser must initial the appropriate line(s)):

Category 1.	A bank, as defined in Section 3(a)(2) of the 1933 Act, whether acting in its individual or fiduciary capacity;
Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity;
Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934;
Category 4.	An insurance company as defined in Section 2(13) of the 1933 Act;
Category 5.	An investment company registered under the United States Investment Company Act of 1940;
Category 6.	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940;
Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958;
Category 8.
A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S. $5,000,000;

Category 9.
An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors;

Category 10.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940;
Category 11.
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000;

Category 12.	Any director or executive officer of the Issuer;
Category 13.	A natural person whose individual net worth, or joint net worth with that person's spouse, at the date hereof exceeds U.S.$1,000,000;
Category 14.
A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person's spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Category 15.
A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act; or

Category 16.	Any entity in which all of the equity owners meet the requirements of at least one of the above categories;

(d)
it has not purchased the Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(e)	it understands that if it decides to offer, sell or otherwise transfer the Shares, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

(i)	the transfer is to the Issuer;

(ii)	the transfer is made outside the United States in a transaction meeting the requirements of Rule 904 under the 1933 Act and in compliance with applicable local laws and regulations;

(iii)
the transfer is made in compliance with the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws; or

(iv)
the Shares are transferred in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities; and it has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption, in either case reasonably satisfactory to the Issuer;

(f)
it understands that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the common shares and any shares issued upon exercise of the Warrants will bear a legend in substantially the following form:

“The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”).  These securities may be offered, sold, pledged or otherwise transferred only (a) to the company, (b) outside the United States in compliance with Rule 904 under the 1933 Act, (c) in compliance with the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with applicable State securities laws, or (d) in a transaction that does not require registration under the 1933 Act or any applicable State laws, and the holder has, prior to such sale, furnished to the company an opinion of counsel or other evidence of exemption, in either case reasonably satisfactory to the company.  Delivery of this certificate may not constitute “good delivery” in settlement of transactions on stock exchanges in Canada. If the securities are being sold at any time the Company is a “foreign issuer” as defined in Rule 902 under the 1933 Act, a new certificate, bearing no legend, the delivery of which will constitute “good delivery” may be obtained from the company’s transfer agent upon delivery of this certificate and a duly executed declaration, in form satisfactory to the company and the company’s transfer agent to the effect that the sale of the securities is being made in compliance with Rule 904 under the 1933 Act.”

provided, that if securities are being sold under clause (b) in the legend above, at a time when the Issuer is a “foreign issuer” as defined in Rule 902 under the 1933 Act, the legend set forth above may be removed by providing a declaration in such form as the Issuer may from time to time prescribe to the Issuer’s transfer agent, to the effect that the sale of the securities is being made in compliance with Rule 904 under the 1933 Act;

(g)
if any of the securities are being sold pursuant to Rule 144 of the 1933 Act, the legend may be removed by delivery to the Issuer’s transfer agent of an opinion satisfactory to the Issuer to the effect that the legend is no longer required under applicable requirements of the 1933 Act or state securities laws;

(h)	it has had the opportunity to ask questions of and receive answers from the Issuer regarding the investment, and has received all the information regarding the Issuer that it has requested;

(i)
it understands that the Issuer may instruct its registrar and transfer agent not to record any transfer of Shares without first being notified by the Issuer that it is satisfied that such transfer is exempt from or not subject to the registration requirements of the 1933 Act and applicable state securities laws;

(j)
it consents to the Issuer making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein;

(k)
it understands and acknowledges that the Issuer has no obligation or present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resale of the Shares in the United States;

(l)
the office or other address of the Purchaser at which the Purchaser received and accepted the offer to purchase the Shares is the address listed on the signature page of the Subscription Agreement; and

(m)
it acknowledges that the representations, warranties and covenants contained in this agreement are made by it with the intent that they may be relied upon by the Issuer in determining its eligibility or the eligibility of others on whose behalf it is contracting thereunder to purchase Shares.  It agrees that by accepting Shares it shall be representing and warranting that the representations and warranties above are true as at the Closing with the same force and effect as if they had been made by it at the Closing and that they shall survive the purchase by it of Shares and shall continue in full force and effect notwithstanding any subsequent disposition by it of such securities.

The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the 24th day of August, 2010

If a Corporation, Partnership or Other Entity:	If an Individual: signed
Name of Entity	Signature
James E. Sinclair
Type of Entity	Print or Type Name

Signature of Person Signing

Print or Type Name and Title of Person Signing